EXHIBIT 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated September 22, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of the Annual Report on Form 10-KSB for the year ended June 30, 2003. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.




GELFOND HOCHSTADT PANGBURN, P.C.
Denver, Colorado
February 25, 2004


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